Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 13 day of February, 2013.

GLOBAL INFRASTRUCTURE INVESTORS, LIMITED

By:	/s/ Mark L. Levitt
Name:	Mark L. Levitt
Title:	Authorized Representative

GLOBAL INFRASTRUCTURE MANAGEMENT, LLC

By:	/s/ Mark L. Levitt
Name:	Mark L. Levitt
Title:	Authorized Representative

GLOBAL INFRASTRUCTURE GP, L.P.

By:	Global Infrastructure Investors, Limited, its general partner

By:	/s/ Mark L. Levitt
Name:	Mark L. Levitt
Title:	Authorized Representative

GIP-A HOLDING (CHK), L.P.

By:	GIP-A Holding (CHK) GP, LLC, its general partner

By:	/s/ Mark L. Levitt
Name:	Mark L. Levitt
Title:	Authorized Representative

GIP-B HOLDING (CHK), L.P.

By:	GIP-B Holding (CHK) GP, LLC, its general partner

By:	/s/ Mark L. Levitt
Name:	Mark L. Levitt
Title:	Authorized Representative

GIP-C HOLDING (CHK), L.P.

By:	GIP-C Holding (CHK) GP, LLC, its general partner

By:	/s/ Mark L. Levitt
Name:	Mark L. Levitt
Title:	Authorized Representative